CONTACT
                                                Perry Chlan
                                                (312) 875-7079

                                                FOR IMMEDIATE RELEASE
                                                April 20, 1995




Sears Reports Record First-Quarter Results

     CHICAGO -- Sears, Roebuck and Co. today reported record first-quarter 1995 consolidated net income of $559 million, or $1.41 per common share, compared with a loss of $98 million, or a loss of 27 cents per common share, for the first quarter of 1994, which included catastrophe losses of $495 million, or a loss of $1.28 per common share, after taxes and minority interest, related to the Northridge, Calif., earthquake at Allstate Insurance Group. Excluding the earthquake losses, consolidated net income in the first quarter of 1994 would have been $397 million, or $1.01 per common share.
     Consolidated revenues in first-quarter 1995 rose 5.6 percent to $13.02 billion from $12.33 billion in 1994.
     Sears Chairman and Chief Executive Officer Edward A. Brennan said, "Operating performance at the Merchandise Group was strong and Allstate recorded an excellent quarter. Both groups' business plans are sound, their fundamentals are on track, and they are positioned well to operate as separate entities."


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Page 2
     On March 31, Sears shareholders overwhelmingly approved the company's proposal to distribute its 80.3 percent ownership in Allstate to Sears common shareholders through a tax-free dividend. Sears expects the spin-off to occur by mid-summer, subject to confirmation of the tax-free nature of the distribution and a final review by the Sears board of directors.
     Sears also is in the process of divesting Homart Development Co., which it anticipates completing in 1995.
     First-quarter income from Sears Merchandise Group and Corporate, which will be the continuing components of Sears after the proposed distribution of Allstate and the sale of Homart, was $124 million, or 30 cents per common share, compared with $118 million, or 29 cents per common share for the same period in 1994. First-quarter revenues were $7.45 billion, compared with $7.10 billion in 1994.
Sears Merchandise Group
     Merchandise Group income for first-quarter 1995 was $125 million, compared with $130 million in 1994. Domestic operations income improved
2.4 percent to $139 million from $136 million, despite heavy promotional activity and the shift in some Easter-related apparel sales in 1995 to the second quarter from the first quarter.
     International operations reported a loss of $14 million, compared with a loss of $6 million in 1994, primarily due to exchange losses as a result of further devaluation of the Mexican peso since the end of 1994.


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Page 3
     Domestic operations posted a comparable-store sales increase of 4.2 percent in the quarter, following a 13.0 percent increase in 1994, led by double-digit revenue growth in Brand Central and continued strength in the home improvement department. Revenue growth in the apparel department was tempered by the Easter shift and the extremely strong comparisons in the prior year results.
     As a result of the competitive retail environment and a modest shift in the sales mix toward home-related merchandise, domestic gross margin as a percent of merchandise sales and services declined to 25.3 percent in the quarter from 26.4 percent in the year-ago period.
Selling and administrative expenses as a percent of revenues improved about 110 basis points in the quarter to 22.4 percent from 23.5 percent a year ago, as a result of continuing strong expense control. Domestic credit operations benefited from growth in the accounts receivables portfolio, as SearsCharge share was maintained at a high level.
     Merchandise Group revenues increased 5.0 percent in the first quarter to $7.45 billion from $7.10 billion in 1994.
Allstate Insurance Group
     Allstate reported first-quarter income of $435 million, after minority interest of $107 million, compared with a loss of $221 million, net of minority interest, in 1994, which included the impact of the Northridge, Calif., earthquake.


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Page 4
     Property-liability's income for the first quarter was $453 million, compared with a loss of $329 million in 1994. Pretax catastrophe losses were $171 million in 1995, compared with $1.11 billion in 1994. Favorable trends in auto injury severity (average cost per claim) and auto frequency (rate of claim occurrence) also contributed to the 1995 improvement in earnings.
     Income from the life operations for the first quarter totaled $99 million, compared with $64 million for the same period in 1994. The improvement was due to increased investment income, lower expenses, favorable mortality rates and increased realized capital gains.
     Allstate's revenues for the quarter rose 6.5 percent to $5.57 billion from $5.23 billion in 1994.
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SEARS, ROEBUCK AND CO.
CONSOLIDATED INCOME
                                            Three Months Ended
                                            April 1,   April 2,  Percent
(millions, except per common share data)      1995       1994     Change

Revenues
  Sears Merchandise Group                   $   7,449  $   7,095   5.0
  Allstate Insurance Group                      5,573      5,233   6.5
      Total revenues                           13,022     12,328   5.6

Expenses
  Costs and expenses                           11,807     12,396  (4.7)
  Interest                                        351        336   4.4
  Total expenses                               12,158     12,732  (4.5)

Operating income (loss)                           864       (404)    -
Other income                                       29         31  (6.8)

Income (loss) before income taxes (benefit)
  and minority interest                           893       (373)    -

Income taxes (benefit)                            232       (213)    -

Minority interest                                (102)        57     -

Income (loss) from continuing operations          559       (103)    -

Income from discontinued operations,
 net of income taxes                               -           5     -
Net income (loss)                           $     559  $     (98)    -

Income (loss) from continuing operations
 consists of:
  Sears Merchandise Group                   $     125  $     130  (3.6)
  Allstate Insurance Group                        435       (221)    -
  Corporate                                        (1)       (12)    -

Income (loss) from continuing operations    $     559  $    (103)    -

Earnings (loss) per common share, after
  allowing for dividends on preferred shares:
  Income (loss) from continuing operations  $    1.41  $   (0.28)
Discontinued operations                            -        0.01

Net income (loss)                           $    1.41  $   (0.27)

Average common and common
  equivalent shares outstanding                 389.9      386.5


SEARS, ROEBUCK AND CO.
SEARS MERCHANDISE GROUP
STATEMENTS OF INCOME
                                                  Three Months Ended
                                              April 1,    April 2,
(millions)                                      1995        1994

Revenues
   Merchandise sales and services                $   6,502   $   6,217
   Credit revenues                                     947         878
      Total revenues                                 7,449       7,095

Costs and expenses
   Cost of sales, buying and occupancy               4,896       4,616
Selling and administrative                           1,662       1,661
Depreciation and amortization                          134         118
Provision for uncollectible accounts                   198         179
Interest                                               346         309
       Total costs and expenses                      7,236       6,883

Operating income                                       213         212

Other income (loss)                                    (10)          6

Income before income taxes and minority interest       203         218

Income taxes                                            83          90

Minority interest                                        5           2

Group income                                     $     125   $     130

Contribution to Income

  Domestic operations                            $     139   $     136
  International operations                             (14)         (6)

Group income                                     $     125   $     130

SEARS, ROEBUCK AND CO.
SEARS MERCHANDISE GROUP
SUPPLEMENTARY DOMESTIC OPERATIONS INFORMATION

                                                Three Months Ended
                                                April 1,   April 2,
(millions, except number of stores)               1995       1994

Revenues
 Domestic merchandising sales
   and services                               $   5,882  $    5,542
 Domestic credit revenues                           859         795
   Total revenues                                 6,741       6,337

Costs and expenses
 Cost of sales, buying and occupancy              4,396       4,082
 Selling and administrative                       1,509       1,486
 Depreciation and amortization                      121         105
 Provision for uncollectible accounts               188         171
 Interest                                           300         270
   Total costs and expenses                       6,514       6,114

Operating income - Domestic operations        $     227  $      223


Pretax LIFO charge                            $       9  $        9

Domestic inventories  -  FIFO                 $   4,445  $    3,798
                      -  LIFO                 $   3,743  $    3,061

                                  Operating
                                Dec. 31, 1994     Opened
Domestic merchandising stores:

 Large Sized                          412             3
 Medium Sized                         379             -
 Small Hard Line                        9             -
 Total Multi-line Stores              800             3
 Specialty Stores                   1,140            45

                                              Operating
                              Closed/Sold   April 1, 1995
Domestic merchandising stores:

 Large Sized                           -           415
 Medium Sized                         (2)          377
 Small Hard Line                       -             9
 Total Multi-line Stores              (2)          801
 Specialty Stores                     (9)        1,176

Gross Square Feet:
 December 31, 1994                  127.7
 Opened                               1.1
 Closed                              (0.3)
 April 1, 1995                      128.5

                                               Three Months Ended
                                               April 1,   April 2,
Domestic credit revenues:                        1995       1994
 Gross finance charges and other revenues     $     944  $      898
 Funding cost on securitized receivables            (85)       (103)
   Total                                      $     859  $      795

SEARS, ROEBUCK AND CO.
ALLSTATE INSURANCE GROUP
STATEMENTS OF INCOME
                                                   Three Months Ended
                                                        March 31,
(millions)                                          1995        1994

Revenues
 Property-liability insurance
  premiums earned                                 $   4,226   $   4,029
 Life insurance premium
  income and contract charges                           394         270
Investment income, less
  investment expense                                    867         821
  Realized capital gains                                 86         113
   Total revenues                                     5,573       5,233

Costs and expenses
 Property-liability insurance
  claims and claims expense                           3,204       4,271
 Life insurance policy benefits                         640         504
 Amortization of deferred policy acquisition costs      505         472
Interest                                                 15          15
 Operating costs and expenses                           547         559
   Total costs and expenses                           4,911       5,821

Income (loss) before income taxes (benefit) and
 equity in net income of unconsolidated companies       662        (588)

Income taxes (benefit)                                  150        (294)

Equity in net income of unconsolidated companies         30          19

The Allstate Corporation income (loss)                  542        (275)

Minority interest                                      (107)         54

Group income (loss)                               $     435   $    (221)

Contribution to Group Income (Loss)

  Property-liability                              $     453   $    (329)
  Life                                                   99          64
  Corporate interest expense and other costs            (10)        (10)
  Minority interest                                    (107)         54

Group income (loss)                               $     435   $    (221)

SEARS, ROEBUCK AND CO.
ALLSTATE INSURANCE GROUP
SUPPLEMENTARY INFORMATION
                                                     Three Months Ended
                                                           March 31,
(millions, except ratios)                              1995        1994

Property-liability operations
    Premiums written                              $   4,241   $   3,977

    Premiums earned                               $   4,226   $   4,029
  Claims and claims expense                           3,204       4,271
  Underwriting expenses                                 942         908
  Underwriting income (loss)                             80      (1,150)

    Investment income, less expense                     379         370
  Income taxes (benefit) on operations                   80        (361)

    Operating income (loss)                             379        (419)

    Realized capital gains, after-tax                    44          71

    Equity in net income of unconsolidated companies     30          19

    Property-liability income (loss)              $     453   $    (329)

    Catastrophe losses                            $     171   $   1,106

     Operating ratios
       Claims and claims expense ratio                 75.8       106.0
     Expense ratio                                     22.3        22.5
     Combined ratio                                    98.1       128.5

       Effect of catastrophe losses on combined ratio   4.0        27.4

Life operations
Statutory premiums and deposits                   $   1,290   $   1,037
Invested assets, including Separate Accounts (1)  $  27,124   $  24,660

    Premium income and contract charges           $     394   $     270
  Investment income, less expense                       488         451
  Policy benefits                                       640         504
  Operating costs and expenses                          109         122
  Income taxes on operations                             46          33

    Operating income                                     87          62

    Realized capital gains, after-tax                    12           2

    Life income                                   $      99   $      64

(1) Fixed income securities are included in invested assets at amortized cost.